UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 7, 2008

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 7, 2008, The First American Corporation’s (the “Company’s”) title insurance subsidiary, First American Title Insurance Company (FATICO), reported statutory capital and surplus of $426.5 million at December 31, 2007 in its unaudited annual statutory filing. Based on this statutory capital and surplus, the amount of dividends, loans and advances available to the Company from its insurance subsidiaries in 2008 is $124.8 million. On February 29, 2008, the Company had reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, that, based on unaudited estimated balances, FATICO maintained statutory capital and surplus of $309.1 million at December 31, 2007, and that the amount of dividends, loans and advances available to the Company from its insurance subsidiaries in 2008 was $112.4 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: March 14, 2008	By:	/s/ Max O. Valdes
		Name:	Max O. Valdes
		Title:	Senior Vice President, Chief Accounting Officer